SCHEDULE 14A

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material pursuant to ss. 240.14a-11(c) of ss. 240.14a-12.

                              ADOLPH COORS COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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CONTACT:  NEWS MEDIA                                  FOR IMMEDIATE RELEASE
          Aimee Valdez                                8/14/03
          303/277-6472
          INVESTOR RELATIONS
          Dave Dunnewald
          (303) 279-6565
          Kevin Caulfield
          (303) 277-6894

          ADOLPH COORS COMPANY BOARD OF DIRECTORS UNANIMOUSLY APPROVES
                 REINCORPORATION PROPOSAL; SHAREHOLDERS TO VOTE

         GOLDEN, Colorado - Adolph Coors Company (NYSE: RKY) announced today that its board of directors has unanimously approved a proposal to change its state of legal incorporation from Colorado to Delaware. The reincorporation proposal will be submitted to shareholders of record on August 25, 2003 for consideration at a special meeting of shareholders to be held on October 3, 2003.

         The proposed reincorporation would not result in any change in the company's name, headquarters, business, jobs, management, location of offices or facilities, number of employees, taxes payable to the State of Colorado, assets, liabilities or net worth. Also, the Company's Class B common stock would continue to trade on the New York Stock Exchange under the symbol RKY.

         "We believe the reincorporation will be beneficial to the company and its shareholders through obtaining the benefits of Delaware's comprehensive, widely used and extensively interpreted corporate law," stated Peter H. Coors, Chairman of Adolph Coors Company.

         More than half of Fortune 500 publicly traded companies are incorporated in Delaware, and according to the October 2002 Denver Business Journal, seven of Colorado's top 10 companies (based on number of employees) are incorporated in Delaware. These include: First Data, Teletech Holdings, Vail Resorts, UnitedGlobalCom, Newmont Mining and Wild Oats Markets.

         Approval of the reincorporation proposal will require the affirmative vote of a majority of all the votes entitled to be cast by each of the company's Class A common stock and Class B common stock. Further information regarding the reincorporation will be contained in a definitive proxy statement to be filed with the Securities and Exchange Commission and mailed to shareholders of the company as of the record date of the special meeting.

         Founded in 1873, Adolph Coors Company, the holding company for Coors Brewing Company, is the third-largest U.S. brewer and the world's eighth-largest brewer. The company sells its products in North America, Europe, Latin America, the Caribbean and Asia. The company's European subsidiary, Coors Brewers Limited, is the second-largest brewer in the United Kingdom, with the U.K.'s leading brand, Carling. Adolph Coors Company stock trades on the New York Stock Exchange under the symbol RKY. For more information on Adolph Coors Company, visit the company's Web site at www.coors.com.

                                       ###

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the federal securities laws, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions.

This communication is not a solicitation of a proxy from any security holder of Adolph Coors Company. Adolph Coors Company will file a definitive proxy statement with the Securities and Exchange Commission in connection with the special meeting of shareholders. Information regarding the identity of the persons who may, under Securities and Exchange Commission rules, be deemed to be participants in the solicitation of shareholders of Adolph Coors Company in connection with the proposed reincorporation, and their interests in the solicitation, will be set forth in the definitive proxy statement to be filed with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REINCORPORATION. Investors and shareholders will be able to obtain copies of the definitive proxy statement filed by

Adolph Coors Company free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov. Investors and shareholders will also be able to obtain the definitive version of the proxy statement free of charge by directing their requests to Shareholder Relations, Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, telephone: (303) 279-6565.